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                                                                   Exhibit 99.1

                           [CLICK COMMERCE LOGO]


                  CLICK COMMERCE TO ACQUIRE ALLEGIS CORPORATION
   COMPANY STRENGTHENS LEADERSHIP POSITION IN PARTNER RELATIONSHIP MANAGEMENT

CHICAGO, MARCH 24, 2003 - Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of partner relationship management (PRM) software for the Global 2000, today announced it has reached an agreement in principle to acquire Allegis Corporation. This move will reinforce Click Commerce's leadership position in the PRM market, extend its product offering, and broaden its reach into new markets.

The combination of the companies' complementary product strengths will result in an unparalleled comprehensive solution for the PRM marketplace. It will bring together Click Commerce's powerful commerce and aftermarket service offering and Allegis' strengths in marketing and partner management. Through the acquisition, Click Commerce will extend its reach into the high technology and financial services markets and add industry-leading companies including Charles Schwab, Dow Corning, Lexmark and Microsoft to its already strong manufacturing client roster of companies such as Delphi, Emerson, Kawasaki, Lincoln Electric, and York.

"Click Commerce's strategy will be significantly enhanced by Allegis. We see this as a perfect fit on several levels. Not only are our product strengths complementary but also the vertical market expertise of the two companies provides us with new opportunities to cross-sell our respective products. In addition, our products are both built on Microsoft's .NET technology enabling us to quickly and easily integrate the two solutions," said Michael Ferro, Chairman and CEO of Click Commerce. "This acquisition will enable us to offer the broadest solution footprint within PRM and better serve the high-tech and financial services markets."

"Click Commerce's acquisition of Allegis signals what the future of Partner Relationship Management looks like," said Louis Columbus, Senior Analyst at AMR Research. "First, there's great platform-level consistency, followed by a strong legacy on Click Commerce's part of

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excelling at developing and delivering Service Lifecycle Management applications, and Allegis' dominance in lead management, escalation and measuring financial performance by channel. It's clearly an acquisition that signals what PRM applications will need to look like to fully capitalize on what the future requires."

Founded in 1998, San Francisco-based Allegis Corporation is a privately held company. Financial terms of the acquisition are not being disclosed at this time.

ABOUT CLICK COMMERCE, INC.
Click Commerce (Nasdaq: CKCM) provides configurable software solutions that enable global corporations to gain competitive advantage through improved relationships and operational efficiencies within their distribution channels through online commerce, channel management and partner relationship management. Corporations such as Black & Decker, Delphi, Emerson, Equistar, Kawasaki, Lubrizol, Mitsubishi, Motorola and Volvo have transformed their channel relationships using the Click Commerce Partner Portal and Application Suite.

Founded in 1996, Click Commerce leverages more than six years of channel management expertise to enable global enterprises to significantly increase brand loyalty, customer satisfaction and financial performance. The company's software is used by corporations in more than 70 countries and 15 languages. More information can be found at www.clickcommerce.com.

FORWARD-LOOKING STATEMENT
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Statements in this press release that are not historical facts and refer to the company's future prospects are "forward looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect, anticipate, intend, believe, hope, assume, estimate" and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including but not limited to, the ability of Click Commerce to consummate strategic acquisitions, maintain its strategic alliances with system integrators and business consultants, the extent of customer acceptance and utilization of Click Commerce's Partner Relationship Management solutions, the impact of competitive products and services, the ability to develop new and enhanced versions of its products and

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services, the effect of economic and business conditions, the volume and timing of customer contracts, capital and intellectual property spending of Click Commerce's target customers, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights. For a discussion of these and other risk factors that could affect Click Commerce's business, see "Risk Factors" in Click Commerce's annual report on Form 10-K for the year ended December 31, 2001, which is on file with the Securities and Exchange Commission.


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Click Commerce is a trademark of Click Commerce, Inc. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies


MEDIA:
Christy Mueller
Click Commerce, Inc.
(312) 377-3046
mueller@clickcommerce.com


INVESTOR:
Mike Nelson
Click Commerce, Inc.
(312) 377-3887
mikenelson@clickcommerce.com